                                                                    Exhibit 99.1

MAGNA ENTERTAINMENT CORP.

                                                2001 Wilshire Blvd., Ste. 400
                                                Santa Monica, CA 90403
                                                Phone: 310-829-9907
                                                Fax: 310-453-1885
                                                Website: magnaentertainment.com




                                 PRESS RELEASE

                           MAGNA ENTERTAINMENT CORP.
                 ANNOUNCES CLOSING OF BAY MEADOWS ACQUISITION


November 17, 2000, Santa Monica, California......Magna Entertainment Corp.
                   ------------
("MEC") (TSE: MIE.A, MEH: NASDAQ: MIEC) today announced that it has closed its acquisition of Bay Meadows Operating Company, LLC ("Bay Meadows") in San Mateo, California for $24.1 million in cash. The terms of the transaction allow MEC to conduct racing at the existing Bay Meadows facility in San Mateo until December 31, 2002 while the landowner completes its master plan and entitlements for development of the existing racetrack property. MEC believes that the transaction will be accretive to its earnings in 2001, given its opportunity to maximize operational synergies between Bay Meadows and Golden Gate Fields.

Mark B. Feldman, President & Chief Executive Officer of MEC, stated: "We are very excited to add Bay Meadows to our existing stable of top quality racetracks. We believe that our ownership of both Bay Meadows and Golden Gate Fields - the two premier racing venues in Northern California - is in the best interest of not only MEC, but of the state's horse industry and horse racing fans as well.

The addition of Bay Meadows addresses our objective of creating a twelve month racing calendar by adding outstanding fall racing to complement our existing premier winter meets at Santa Anita and Gulfstream Park. The twelve month schedule will also help to decrease the seasonality of our earnings."

The Company, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations. These racetracks, which include Santa Anita Park, Golden Gate Fields and Bay Meadows Racecourse in California, Gulfstream Park in Florida, Remington Park in Oklahoma, Thistledown in Ohio and Great Lakes Downs in Michigan, accounted for approximately 26% of the amounts wagered on pari-mutuel racing in the United States in 1999. Magna Entertainment Corp. is also developing racing and sports products for multi-media distribution via interactive cable, satellite, and broadcast television, and the Internet as well as certain leisure and retail-based real estate projects. (www.magnaentertainment.com)

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that these statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: the impact of competition from operators of other racetracks and from other forms of gaming (including from Internet and on-line wagering); a substantial change in law or regulations affecting our gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to complete expansion projects designed to generate new revenues and attract new patrons; our ability to sell some of our real estate when we need to or at a price we want; the impact of inclement weather; and our ability to integrate recent racetrack acquisitions.

For more information, contact:

Graham Orr, Executive VP & CFO
Magna Entertainment Corp.
2001 Wilshire Blvd., Ste. 400
Santa Monica, CA 90403
310-315-5125